UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 2006

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 900 San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year

Effective July 25, 2006, Viking Systems, Inc. (“Viking”) changed its domicile from the State of Nevada to the State of Delaware through a reincorporation merger. Viking is now a Delaware corporation. There were no changes in the officers, directors, business operations or business offices of Viking as a result of the change of Viking’s domicile to the State of Delaware. However in connection with Viking’s change of domicile, Viking increased the number of shares of its common stock authorized from 150,000,000 to 200,000,000. Viking also adopted revised bylaws in connection with its change of domicile to Delaware.

The change of Viking’s domicile to the State of Delaware, and the increase in the number of shares of Viking common stock authorized from 150,000,000 to 200,000,000, was approved by the written consent of the holder of a majority of the issued and outstanding shares of Viking common stock. Viking filed a Preliminary Information Statement and a Definitive Information Statement in connection with the written consent. The Definitive Information Statement was mailed to shareholders on June 13, 2006.

There is no change in the trading symbol or CUSIP Number of Viking common stock as a result of the change of domicile.

Item 9.01 Financial Statements and Exhibits

B. Exhibits

3.1 Delaware Certificate of Incorporation
3.2 Delaware Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 26, 2006	VIKING SYSTEMS, INC.

By: /s/ Donald Tucker
Chief Executive Officer